SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 7, 2012

Date of Report (Date of Earliest Event Reported)

HARRIS INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

60 Corporate Woods, Rochester, New York		14623
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number Including Area Code: (585) 272-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2012, Alan Gould, a director of Harris Interactive Inc. (the “Company”), notified the Board of Directors of the Company (the “Board”) that he has decided to resign from the Board, effective immediately, due to his recently increased responsibilities as a Venture Partner with Greycroft Partners. Mr. Gould previously served as an Executive in Residence at the firm.

Mr. Gould’s decision to resign from the Board was not related in any manner to any past, present or contemplated accounting, finance or legal issue, or to any disagreement with the Board or management over any issue or policy, including any accounting-related policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.

(Registrant)

By:	/s/ Eric W. Narowski
Name:	Eric W. Narowski
Title:	Chief Financial Officer
(Principal Financial Officer)

Dated: December 10, 2012